Exhibit 4.77
[Form of Index-Linked Medium-Term Note]
(Face of Security)
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO GS FINANCE CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     [INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]
     [INSERT ANY LEGEND REQUIRED BY THE LICENSOR OF THE INDEX.]
(Face of Security continued on next page)

CUSIP No.	Registered No. ___
Title of Series: Series A
Title of Tranche:
GS FINANCE CORP.
MEDIUM-TERM NOTES, SERIES A
FULLY AND UNCONDITIONALLY GUARANTEED BY
THE GOLDMAN SACHS GROUP, INC.

[INSERT THE NAME OF THE INDEX-LINKED NOTE]

     The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

Face Amount:	Interest Payment Date(s):

Principal Amount:	Original Issue Date:

Index:	Option to Redeem:

Stated Maturity Date:	Calculation Agent:

Specified Currency:	Defeasance:

Interest Rate: % per annum	Other Terms:

(Face of Security continued on next page)

     1. Promise to Pay Principal
     GS Finance Corp., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, as principal, the Principal Amount on the Stated Maturity Date, subject to the other provisions of this Security. The Company also promises to pay interest (to the extent that the payment of such interest shall be legally enforceable) on any overdue principal, at the effective Federal Funds rate, from the date such principal is due until it is paid or made available for payment, and any such interest shall be payable to the Holder on demand. Notwithstanding any other provision of this Security or the Indenture, this Security shall not bear interest, except as provided in the prior sentence.
     2. Principal Amount
     The principal of this Security that becomes due and payable on the Stated Maturity Date for Securities that have not been redeemed shall be the Principal Amount. If the Holder has exercised the Option to Redeem, the principal of this Security that becomes payable on the applicable Redemption Date for the Securities properly designated for redemption shall be the amount in cash the Company is obligated to pay pursuant to Section 3 of this Security, as applicable. The principal of this Security that becomes due and payable upon acceleration of the Maturity hereof after an Event of Default has occurred pursuant to the Indenture shall be the Default Amount. When the cash that the Company is obligated to pay as set forth above in this Section 2 has been paid as provided herein (or such amount has been made available for payment), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment of the principal of this Security on any day shall be deemed to mean the payment of the cash that the Company is obligated to pay as principal on such day as provided above in this Section 2. Notwithstanding the foregoing, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Securities pursuant to the Indenture has been given or taken by Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security on any day will be deemed to equal the Face Amount then Outstanding. The Securities represented by this Security shall cease to be Outstanding as provided in the definition of such term in the Indenture or when the principal of such Securities shall be deemed to have been paid in full as provided above and any interest payable on such Security have been paid (or, in the case of any such interest, when such interest has been made available for payment).
     3. Holder’s Option to Redeem
     [INSERT PROVISIONS RELATING TO OPTION TO REDEEM.]
(Face of Security continued on next page)

     4. Discontinuance or Modification of the Index
     [INSERT PROVISIONS RELATING TO DISCONTINUANCE OR MODIFICATION OF THE INDEX.]
     5. Role of Calculation Agent
     [INSERT PROVISIONS RELATING TO ROLE OF CALCULATION AGENT.]
     6. Payment
     Payment of the amount payable on this Security will be made in cash in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of cash on this Security will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the Determination Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York; provided, however, that, at the option of the Company, payment of any interest may be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register; and provided, further, that payment at Maturity shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture. The Holder of this Security shall not be entitled under the terms of this Security to receive, in payment hereof, any property other than cash.
     7. Holidays
     Notwithstanding any provision of this Security or of the Indenture, if any payment of principal or interest would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day, such payment may be made (or such principal or interest may be made available for payment) on the next succeeding Business Day with the same force and effect as if such payment were made on the Specified Day. The provisions of this Section 7 shall apply to this Security in lieu of the provisions of Section 113 of the Indenture.
     8. Reverse of this Security
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
(Face of Security continued on next page)

     9. Certificate of Authentication
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     10. Tax Characterization
     [INSERT PROVISIONS RELATING TO TAX CHARACTERIZATION OF THIS SECURITY.]
(Face of Security continued on next page)

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

GS FINANCE CORP.
By:
Name:
Title:

Dated:
               This is one of the Securities of the series and tranche designated herein and referred to in the Indenture.

THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory

GUARANTEE
     Capitalized terms used in this Guarantee that are not defined herein but that are defined in the Security upon which this Guarantee is endorsed or the Indenture referred to in such Security are used herein as defined therein.
     The Goldman Sachs Group, Inc., a corporation organized under the laws of the State of Delaware (herein called the “Guarantor”, which term includes any successor Person under the Indenture), for value received, hereby fully and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Security and of the Indenture. In case of the failure of GS Finance Corp., a corporation organized under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture), punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.
     The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or the Indenture, any failure to enforce the provisions of such Security or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity of any payment thereon.
     The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or the Holder of such Security exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in this Guarantee. This Guarantee shall constitute a guaranty of payment and not of collection. The Guarantor hereby agrees that, in the event of a default in payment of principal, or premium, if any, or interest, if any, on such Security, whether at its Stated Maturity, by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.
     The obligations of the Guarantor hereunder with respect to such Security shall be continuing and irrevocable until the date upon which the entire principal of, premium, if any, and interest, if any, on such Security has been, or has been deemed pursuant to the provisions of Article Four of the Indenture to have been, paid in full or otherwise discharged.
     The Guarantor shall be subrogated to all rights of the Holder of such Security upon which this Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, and premium, if any, and interest, if any, on all Securities issued under the Indenture shall have been paid in full.
     This Guarantee shall remain in full force and effect and continue notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of the Security upon which this Guarantee is endorsed, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Holder of such Security, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned on such Security, such Security shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.
     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.
     All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in such Indenture.
     This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.
(Face of Security continued on next page)

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.
Dated:

THE GOLDMAN SACHS GROUP, INC.
By:
Name:
Title:

(Reverse of Security)
Reverse
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series (and, with respect to each series, one or more tranches of such series) under a Senior Debt Indenture, dated as of December 4, 2007 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, The Goldman Sachs Group, Inc., as Guarantor (herein called the “Guarantor”, which term includes any successor guarantor under the Indenture), and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.
     This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price as shall be determined from time to time pursuant to the Determination of a Treasury Signatory of the Company, dated December 4, 2007 (or the equivalent thereof in any other currency or currencies or currency units). This Security as also one of a tranche of such series, which tranche is designated on the face hereof. References herein to “this tranche” mean the tranche of Securities designated on the face hereof, and references herein to “this series” mean the series of Securities designated as the Medium-Term Notes, Series A.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each tranche to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all tranches to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all tranches to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such tranches, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any tranche to be affected under the Indenture (with each such tranche considered separately for this purpose), on behalf of the Holders of all Securities of such tranche, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the
(Reverse of Security continued on next page)

Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     If an Event of Default with respect to Securities of this tranche shall occur and be continuing, the principal of the Securities of this tranche may be declared due and payable in the manner and with the effect provided in the Indenture and, with respect to this Security, on the face hereof.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this tranche, the Holders of not less than 25% in principal amount of the Securities of this tranche at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this tranche at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Security as herein provided or the guarantee of payment on this Security by the Guarantor, which is full and unconditional.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this tranche and of like tenor, of Authorized Denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.
(Reverse of Security continued on next page)

     This Security, and any other Securities of this tranche, are issuable only in registered form without coupons in Authorized Denominations. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this tranche are exchangeable for a like aggregate principal amount of Securities of this tranche and of like tenor, of a different Authorized Denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.
     This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.